NOTICE OF GRANT

OF NON-QUALIFIED STOCK OPTIONS UNDER THE COMPANY’S

STOCK OPTION PLAN AND OPTION AGREEMENT

The Board of Directors and shareholders of MEDecision, Inc. (the “Company”) adopted the Amended and Restated Stock Option Plan (the “Plan,” a copy of which is attached hereto as Exhibit A and made a part hereof) for the purpose of providing an additional incentive to employees, officers, directors, consultants and advisers to enter into or remain in the employment or service of the Company by providing them an opportunity to acquire or increase their proprietary interest in the Company. On ___________ (the “Date of Grant”), the Board of Directors granted to you (the “Optionee”) a non-qualified stock option (the “Option”), to purchase up to __________ shares of the Common Stock of the Company (the “Option Shares”) at a price of $__________ per share (the “Option Price”). The Option is exercisable beginning on ______________, on a cumulative basis, in accordance with the following schedule:

Beginning on:	Number of Shares Optionee May Purchase:

The Option is subject to all of the terms and conditions contained in the Plan, this notice of grant and option agreement (the “Option Agreement”), the Stock Purchase Agreement (the “Purchase Agreement”) and the Shareholders’ Agreement (the “Shareholders’ Agreement”). Copies of the Purchase Agreement and the Shareholders’ Agreement are attached hereto as Exhibits B and Exhibit C, respectively, and made a part hereof).

(a)      Option Term. The Option granted hereunder shall expire at 5:00 p.m. (local time at the headquarters of the Company) on ____________ (the “Expiration Date”), unless sooner terminated as provided in the Plan and below.

(b)      Dismissal for Cause. The Option shall immediately terminate upon termination of the Optionee’s employment with or service to the Company and its Subsidiaries if the Optionee is dismissed from employment with the Company and the Board of Directors find that the Optionee was dismissed for cause. For purposes of this Option, the term “cause” shall mean (i) incompetence by the Optionee in the performance of his duties for the Company; (ii) a pattern of gross negligence by the Optionee in the performance of his duties for the Company; (iii) a pattern of refusing to follow the directions of the Board of Directors or senior officers; (iv) repeated acts of public intoxication by the Optionee; (v) confirmed addiction to drugs or other substances whose sale is unlawful; (vi) the criminal indictment of the Optionee involving conduct which constitutes a felony (whether or not related to the Optionee’s employment with or service for the Company); (vii) an act of the Optionee resulting or intending to result directly or indirectly in gain to or personal enrichment of the Optionee at the Company’s expense (either actual or potential); (viii) any violation of any express direction or any reasonable rule, regulation or policies established by the Company from time to time regarding the conduct of its business; (ix) the material breach by the Optionee of his obligations under any provision of his employment agreement or consulting agreement with the Company.

(c)      Disability or Death. The Option shall terminate one (1) year after Optionee’s employment with the Company and its Subsidiaries is terminated by reason of the Optionee’s disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)) or by death. During such one-year period the Optionee (or the Optionee’s heirs or legal representatives if Optionee is deceased) may purchase any remaining Option Shares which could have been purchased under the schedule set forth above on the date Optionee’s employment terminated.

(d)      Other Termination of Employment or Service. The Option shall terminate three (3) months after the Optionee’s employment or service with the Company and its Subsidiaries is terminated for any reason other than death, disability or dismissal for cause. During such three-month period, the Optionee may purchase any remaining Option Shares which could have been purchased under the schedule set forth above on the date Optionee’s employment or service with the Company terminated.

(e)      Sale of Company. If an agreement is reached for the sale of all or substantially all the assets of the Company or the sale of more than 50% of the outstanding shares of the Company’s Common Stock, the Board of Directors shall give Optionee written notice of such event, in which case (i) the unexercised portion of the Option shall become immediately exercisable in full without regard to the schedule set forth above and (ii) the Option shall terminate at such accelerated expiration date as provided in such notice, provided that such accelerated expiration date is at least 30 days after the date such notice is given.

(f)       Transfers. The Option is not transferable by the Optionee otherwise than by will or pursuant to the laws of descent and distribution in the event of the Optionee’s death, in which event the Option may be exercised by the heirs or legal representatives of the Optionee. Except as set forth in the preceding sentence, the Option may be exercised during the lifetime of the Optionee only by the Optionee. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a person other than the Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

(g)      Exercise. When exercisable under this Option Agreement, the Option may be exercised by written notice to the Company specifying the number of Option Shares to be purchased. In addition, you are required to execute and deliver the Purchase Agreement and the Shareholders’ Agreement to the Company and to pay the Company the Option Price of the Option Shares being purchased.

Unless the Option Shares are covered by a then current registration statement under the Securities Act of 1933 (the “Act”) and current registrations under all applicable state securities laws, the Optionee agrees that he (i) is purchasing such Option Shares for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) has been advised and understands that (A) the Option Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) neither the Company nor any other person is under any obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, and (iii) has been advised and understands that such Option Shares may not be transferred or disposed of unless the Option Shares are registered under the Act and any applicable state securities laws or the Optionee obtains an opinion of counsel which is satisfactory to the Company that such registration is not required. Additional restrictions on an Optionee’s rights with respect to the Option Shares and the transferability of the Option Shares are contained in the Plan, the Purchase Agreement and the Shareholders’ Agreement.

An Optionee may pay for Option Shares (i) in cash, (ii) by certified Check payable to the order of the Company, or (iii) by a combination of the foregoing.

If the listing, registration or qualification of the Option Shares upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of such Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company or its counsel, a legend may be placed on the Option Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered.

(h)      Adjustments Upon Changes in Common Stock. In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event, the Board of Directors may adjust appropriately the number of shares subject to this Option and share prices related to this Option and make such other revisions to the Option as it deems are equitably required.

(i)       Continued Employment. The grant of the Option shall not be construed to imply or to constitute evidence of any agreements, express or implied, on the part of the Company or any subsidiaries to retain the Optionee in the employ or service of the Company or a subsidiary, as a member of the Company’s Board or in any other capacity, whichever the case may be.

(j)       Withholding of Taxes. Prior to the delivery or transfer of any certificate or certificates for Option Shares to the Optionee upon the exercise of an Option, the Company shall require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements imposed upon the Company.

(k)      Protection of Confidential Information; Covenant not to Compete.

(1)      In view of the fact that the Optionee’s work for the Company will bring Optionee into close contact with many confidential affairs of the Company not readily available to the public, the Optionee agrees:

(i)       To keep secret and retain in the strictest confidence all Confidential Information (as defined below) and Trade Secrets (as defined below) of the Company, learned by Optionee heretofore or hereafter, and not to disclose them to anyone outside of the Company, either during or after the term of employment or service, except in the course of performing his duties hereunder or with the Company’s express written consent; and

(ii)      To deliver promptly to the Company on termination of employment or service, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings and other documents, and computer software programs (and all copies thereof) relating to the Company’s business and all property associated therewith, which Optionee may then possess or have under Optionee’s control.

(iii)     For purposes of this Option Agreement, “Confidential Information” shall mean information disclosed to the Optionee or known by the Optionee as a consequence of or through his employment by or service for the Company, not generally known in the industry in which the Company is or may become engaged, about the Company’s products, processes, and services, including but not limited to information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising and selling. For purposes of this Agreement, “Trade Secret” means the whole or any portion or phase of any scientific or technical information, design, process, formula, or improvement which is secret and is not generally available to the public, and which gives one who uses it an advantage over competitors who do not know of or use it.

(2)      For so long as Optionee is employed by or provides services to the Company, and for a period of one year thereafter, the Optionee shall not, anywhere within the United States, directly or indirectly,

(i)       enter the employ of, or render any services to, any person, firm or corporation engaged in a “Prohibited Business” (as defined below), in which the Optionee may become active as an employee or consultant; or

(ii)      engage in any Prohibited Business on his own account or become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity; provided, however, that nothing contained in this Section shall be deemed to prohibit the Optionee from acquiring, solely as an investment, securities of any public corporation whose stock is traded on a national exchange or reported by the National Association of Securities Dealers, Inc. Automated Trading System (NASDAQ). The term “Prohibited Business” shall mean selling or designing software, and providing technical support services and support services, to the medical utilization management industry.

(3)      Notwithstanding anything contained in Paragraph (2) of Section (k) hereof to the contrary, upon termination of employment or service, Optionee shall return any and all lists of actual and potential customers to the Company and shall not, for a period of one year following such termination, directly or indirectly,

(i)       disclose the Company’s lists of actual and potential customers to any person, firm or corporation engaged in a Prohibited Business;

(ii)      solicit the Company’s employees to terminate their employment with the Company and/or any subsidiary or affiliate of the Company;

(iii)     solicit customers of the Company and/or any subsidiary or affiliate of the Company whose account with the Company was handled or supervised by Optionee at any time within one year prior to the termination of the Term; or

(iv)     solicit any prospective customer, the solicitation of which was handled or supervised by Optionee at any time within one year prior to the termination of the Term.

(4)      The Optionee hereby recognizes that the services to be performed by Optionee are of special, unique, unusual, extra-ordinary and intellectual character which gives them particular value, a loss of which cannot be reasonably or adequately compensated in damages in an action at law. The Optionee therefore expressly agrees that the Company, in addition to any other right or remedies which the Company may possess, shall be entitled to injunctive and other equitable relief to prevent a breach of this Option Agreement by the Optionee. If the Optionee violates any of the provisions of Paragraphs (1), (2) or (3) of Section (k) hereof, the Company shall have the following rights and remedies:

(i)       In the event of a breach, or a threatened breach, the right and remedy to have the provisions of Section (k) of this Option Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

(ii)      In the event of an actual breach, the right to recover damages for all losses, actual and contingent, and the right to require the Optionee to account for and pay over to the Company all profits or other benefits (collectively “Benefits”) derived or received by the Optionee as the result of any transactions constituting such a breach, and the Optionee hereby agrees to account for and pay over such Benefits to the Company.

(5)      Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity. If any of the covenants contained in Paragraphs (1), (2) or (3) of Section (k), or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in Paragraphs (1), (2) or (3) of Section (k), or any part thereof, is held to be unenforceable because of the duration of such provision or the scope of the subject matter thereof or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration, scope and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

(l)	Intellectual Property.

The Company shall be the sole owner of all the products and proceeds of the Optionee’s services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, computer programs and other intellectual properties that the Optionee may acquire, obtain, develop or create in connection with the Optionee’s employment or service, free and clear of any claims by the Optionee (or anyone claiming under the Optionee) of any kind or character whatsoever. The Optionee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties

All questions of interpretation and application of the Plan and the Option shall be determined by the Board of Directors, and such determination shall be final, binding and conclusive. By signing and returning this Option Agreement as instructed below, the Optionee agrees to all of the terms and conditions contained in the Plan, this Option Agreement, the Purchase Agreement and the Shareholders’ Agreement.

The Company has not advised the Optionee, and has no responsibility to advise the Optionee, as to the tax ramifications regarding the grant of the Option, any exercise thereof or any sales of the Option Shares purchased upon exercise of the Option.

The Optionee must sign this Option Agreement below and deliver it to the Company within 30 days of the date of this Option Agreement indicated below.

Sincerely,

MEDecision, Inc.
By:

Date:

Agreed to and accepted this _________ day of ____________, 20___.

By: